EXHIBIT 4.5



                             SUPPLEMENTAL INDENTURE

                         Dated as of September 18, 2003

                                     Between

                   CALPINE CONSTRUCTION FINANCE COMPANY, L.P.

                                       AND

                               CCFC FINANCE CORP.

                         AND THE GUARANTORS NAMED HEREIN

                              WILMINGTON TRUST FSB

                                     Trustee

                           Supplementing the Indenture
                           Dated as of August 14, 2003

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          SUPPLEMENTAL   INDENTURE,   dated  as  of  September   18,  2003  (the
"Supplemental Indenture"), between Calpine Construction Finance Company, L.P., a Delaware limited partnership (the "Company"), CCFC Finance Corp., a Delaware corporation ("Finance Corp."), the Guarantors and Wilmington Trust FSB, as trustee (the "Trustee").

          WHEREAS, the Company, Finance Corp. and the Guarantors executed and delivered the Indenture dated as of August 14, 2003 (the "Indenture") to the Trustee in connection with the co-issuance by the Company and Finance Corp. of $365,000,000 Second Priority Senior Secured Floating Rate Notes due 2011 (the "Notes");

          WHEREAS, the Holders of at least a majority in aggregate principal amount of the Notes have approved such amendment proposed by the Company pursuant to Section 9.02 of the Indenture, the parties hereto desire to supplement and amend Section 4.07 of the Indenture as provided herein; and

          NOW THEREFORE, for and in consideration of the premises and mutual covenants herein contained, the Company, Finance Corp., the Guarantors and the Trustee agree as follows:

                                    ARTICLE I
                                   DEFINITIONS

          Section 1.1 Definition of Terms.

          Unless the context otherwise requires, capitalized terms used herein that are not otherwise defined herein shall have the meaning assigned to such terms in the Indenture.


                                   ARTICLE II
                           AMENDMENTS TO THE INDENTURE

          Section 2.1 Amendments.

          Section 4.07 (Restricted Payments) of the Indenture is hereby amended to insert the following as the last sentence of such section:

          "Notwithstanding the foregoing, the Company may distribute to the direct or indirect holders of the Company's Equity Interests in their capacity as such the net proceeds from any issuance of Indebtedness incurred pursuant to clause (3) of Section 4.09 hereof (other than Permitted Refinancing Indebtedness incurred pursuant to such clause (3) to refund, refinance or replace any Indebtedness previously incurred pursuant to such clause (3))."

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                                   ARTICLE III
                                  MISCELLANEOUS

          Section 3.1 Interpretation.

          Upon execution and delivery of this Supplemental Indenture, the Indenture shall be modified and amended in accordance with this Supplemental Indenture, and all the terms and conditions of both shall be read together as though they constitute one instrument, except that, in case of conflict, the provisions of this Supplemental Indenture will control. The Indenture, as modified and amended by this Supplemental Indenture, is hereby ratified and confirmed in all respects and shall bind every holder of Notes. In case of conflict between the terms and conditions contained in the Notes and those contained in the Indenture, as modified and amended by this Supplemental Indenture, the provisions of the Indenture, as modified and amended by this Supplemental Indenture, shall control.

          Section 3.2 The Trustee.

          The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which are made solely by the Company and Finance Corp.

          Section 3.3 Certain Duties and Responsibilities of the Trustee.

          In entering into this Supplemental Indenture, the Trustee shall be entitled to the benefit of every provision of the Indenture relating to the conduct or affecting the liability or affording protection to the Trustee, whether or not elsewhere herein so provided.

          Section 3.4 Counterparts.

          This Supplemental Indenture may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument. The delivery of an executed signature of this Supplemental Indenture by facsimile transmission shall be effective as delivery of a manually executed counterpart hereof.

          Section 3.5 Applicable Law.

          This Supplemental Indenture and the right and obligations of the parties hereunder shall be governed by, and shall be construed and enforced in accordance with, the laws of the State of New York without regard to conflict of laws principles thereof.

                                      * * *




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               IN  WITNESS   WHEREOF,   the  parties  hereto  have  caused  this
          Supplemental Indenture to be duly executed as of the day and year first above written.



                                      CALPINE CONSTRUCTION FINANCE COMPANY, L.P.


                                      By:      /s/ ZAMIR RAUF
                                         ---------------------------------------
                                      Name: Zamir Rauf
                                      Title: Vice President


                                      CCFC FINANCE CORP.


                                      By:      /s/ ZAMIR RAUF
                                         ---------------------------------------
                                      Name: Zamir Rauf
                                      Title: Vice President


                                      CALPINE HERMISTON, LLC


                                      By:      /s/ ZAMIR RAUF
                                         ---------------------------------------
                                      Name: Zamir Rauf
                                      Title: Vice President


                                      CPN HERMISTON, LLC


                                      By:      /s/ ZAMIR RAUF
                                         ---------------------------------------
                                      Name: Zamir Rauf
                                      Title: Vice President


                                      HERMISTON POWER PARTNERSHIP

                                      By: Calpine Hermiston, LLC
                                      its General Partner

                                      By:      /s/ ZAMIR RAUF
                                         ---------------------------------------
                                      Name: Zamir Rauf
                                      Title: Vice President



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                                      WILMINGTON TRUST FSB,
                                      as Trustee


                                      By:     /s/ JAMES J. MCGINLEY
                                         ---------------------------------------
                                      Name:  James J. McGinley
                                      Title: Vice President

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